Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257048 on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Zeta Global Holdings Corp. and the effectiveness of Zeta Global Holdings Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

February 28, 2024